Current Environment

- Macro environment
  - Expect MSO CAPEX will be down ~ 5% -10%
- Guided Q1 09 to $245M - $265M of Sales
  - Anticipate some growth past Q1
- Continue to invest aggressively in R&D
  - Anticipate similar run rate to that we exited 2008 with
- Efficient cost structure
  - Anticipate slightly lower SG&A run rate to that we exited 2008 with
- Remain Profitable
- Operating Leverage may be impacted in the near term

Manage through Current Environment and be Poised to Reap Benefits of Significant Opportunities

March 2009 Convergence Enabled. Analyst/Investor Conference 15